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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-156885, 333-162240 and 333-163011) and Form S-8 (File Nos. 333-144094, 333-149767 and 333-158298) of Helicos BioSciences Corporation of our report dated April 15, 2010 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 15, 2010

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  EXHIBIT 23.1